As filed with the Securities and Exchange Commission on January 15, 2010

Registration Nos. 333-

333-

333-

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.	Pennsylvania	25-1435979
PNC CAPITAL TRUST F	Delaware	25-6576729
PNC CAPITAL TRUST G	Delaware	20-7225122
PNC CAPITAL TRUST H	Delaware	20-7225143
(Exact name of each registrant as specified in its articles of incorporation)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Address, including zip code, and telephone number including code, of registrant’s principal executive offices)

Richard J. Johnson

Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pa 15222-2707

(412) 762-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Edward Rosenthal

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pa 15222-2707

(412) 762-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Capital Securities of the Trusts
Junior Subordinated Debt Securities—to be issued by The PNC Financial Services Group, Inc.
The PNC Financial Services Group, Inc. Guarantees of Capital Securities of the Trusts and Certain Back-Up Obligations

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices by the registrants. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee and will update the fee table in connection with an offering of securities.
(2)	This registration statement also covers an indeterminate amount of registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act, no filing fee is required for the registration of an indeterminate amount of securities to be offered in such market-making transactions.
(3)	The PNC Financial Services Group, Inc. is registering the guarantees of the Capital Securities of the Trusts. Pursuant Rule 457(n) under the Securities Act, no additional registration fee is due for the guarantees.

Capital Securities

PNC Capital Trust F

PNC Capital Trust G

PNC Capital Trust H

Junior Subordinated Debt Securities

Guarantees of Capital Securities

The PNC Financial Services Group, Inc.

Any of the Trusts may offer and sell capital securities from time to time in one or more offerings. The PNC Financial Services Group, Inc. may issue Guarantees of the Capital Securities from time to time in connection with the offers by the Trusts. The PNC Financial Services Group, Inc. may also issue other back-up obligations in connection with the offers by Trusts. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in reoffers and resales in market-making transactions in any of these securities after their initial sale.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707, and its telephone number is 412-762-2000.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010) and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. See also the section called “Risk Factors” on page 2 of this prospectus.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, from time to time, we and the Trusts, as applicable, may sell any combination of the securities described in this prospectus in one or more offerings.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “PNC,” “we,” “us,” “our,” or similar references are to The PNC Financial Services Group, Inc. excluding its consolidated subsidiaries, and all references to a “Trust” or the “Trusts” are to any of the PNC Capital Trusts listed on the cover of this prospectus and to any similar entity that may be formed in the future. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

THE ISSUER TRUSTS

Each of the Trusts is a Delaware statutory trust with its principal place of business c/o The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is (412) 762-2000. All of the common securities of the Trusts will be owned by PNC.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. As described further below PNC acquired National City Corporation (“National City”) on December 31, 2008.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, residential mortgage banking and global investment servicing, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, DC and Wisconsin. PNC also provides certain investment servicing internationally.

On December 31, 2008, PNC acquired National City for approximately $6.1 billion. The total consideration included approximately $5.6 billion of PNC common stock, $150 million of preferred stock, and cash paid to warrant holders by National City.

PNC completed the acquisition primarily by issuing approximately 95 million shares of PNC common stock. In accordance with purchase accounting methodologies, National City Bank’s balance sheet was adjusted to fair value at which time the bank was under-capitalized from a regulatory perspective. However, PNC’s consolidated balance sheet remained well-capitalized and liquid.

On December 31, 2008 PNC issued to the US Department of the Treasury $7.6 billion of preferred stock together with a warrant to purchase shares of common stock of PNC, in accordance with the terms of the TARP Capital Purchase Program. These proceeds were used to enhance National City Bank’s regulatory capital position to well-capitalized in order to continue serving the credit and deposit needs of existing and new customers. On a consolidated basis, these proceeds also resulted in further improvement to our liquidity and capital positions.

We completed the required divestiture of 61 of National City Bank’s branches including $4.1 billion of deposits and $.8 billion of loans by September 4, 2009. We merged National City Bank into PNC Bank, National Association (“PNC Bank”) on November 6, 2009.

PNC stock is listed on the New York Stock Exchange under the symbol “PNC.” As of September 30, 2009, PNC had total consolidated assets of approximately $271.4 billion, total consolidated deposits of approximately $183.8 billion and total consolidated shareholders’ equity of approximately $28.9 billion. PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

We will set forth in the applicable prospectus supplement our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the junior subordinated debt securities, capital securities, guarantees and any other back-up obligations.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement the intended use for the net proceeds received by us or a Trust for the sale of securities under this prospectus.

CERTAIN TAX CONSIDERATIONS

We will set forth in the applicable prospectus supplement tax considerations for the securities offered thereby.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement the plan of distribution for the offer and sale of securities under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and because we incorporate by reference future filings with the SEC later information that we file will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010)

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009 Quarter ended June 30, 2009 Quarter ended September 30, 2009

Current Reports on Form 8-K	January 2, 2009 (two filings), February 13, 2009, February 19, 2009, March 3, 2009 (Item 8.01 information only), April 3, 2009, April 14, 2009, May 4, 2009, May 14, 2009, May 27, 2009 (Item 8.01 filing only), June 9, 2009, August 21, 2009, September 21, 2009, November 20, 2009, December 23, 2009 and January 15, 2010 (two filings) (one of the Current Reports filed on January 15, 2010 updates the historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 primarily to reflect updated business segment reporting disclosures).

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Shareholder Services

Telephone: (800) 982-7652

Email: webqueries@computershare.com

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including information incorporated in them by reference, have statements regarding our outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in PNC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), filed with the SEC and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

•

Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in levels of unemployment.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

•

A continuation of recent turbulence in significant portions of the U.S. and global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting our counterparties and the economy generally.

•

Our business and financial performance could be impacted as the financial industry restructures in the current environment, both by changes in the creditworthiness and performance of our counterparties and by changes in the competitive and regulatory landscape.

•

Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that these conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low in the first half of 2010 but will move upward in the second half of the year and our view that the modest economic recovery that began last year will extend through 2010.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity, and funding. These legal and regulatory developments could include:

•

Changes resulting from legislative and regulatory responses to the current economic and financial industry environment, including current and future conditions or restrictions imposed as a result of our participation in the TARP Capital Purchase Program.

•

Other legislative and regulatory reforms, including broad-based restructuring of financial industry regulation as well as changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other aspects of the financial institution industry.

•	Increased litigation risk from recent regulatory and other governmental developments.

•	Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental inquiries.

•	The results of the regulatory examination and supervision process, including our failure to satisfy the requirements of agreements with governmental agencies.

•	Changes in accounting policies and principles.

•

Our issuance of securities to the US Department of the Treasury may limit our ability to return capital to our shareholders and is dilutive to our common shares. If we are unable previously to redeem the shares, the dividend rate increases substantially after five years.

•

Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques, and by our ability to meet evolving regulatory capital standards.

•

The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

•

Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

•

Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. BlackRock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. This material is referenced for informational purposes only and should not be deemed to constitute a part of this prospectus or any prospectus supplement.

In addition, our acquisition of National City on December 31, 2008 presents us with a number of risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired businesses into PNC. These risks and uncertainties include the following:

•

The anticipated benefits of the transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

Our ability to achieve anticipated results from this transaction is dependent on the state going forward of the economic and financial markets, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition or attrition in key client, partner and other relationships may be greater than expected.

•

Legal proceedings or other claims made and governmental investigations currently pending against National City, as well as others that may be filed, made or commenced relating to National City’s business and activities before the acquisition, could adversely impact our financial results.

•

Our ability to achieve anticipated results is also dependent on our ability to bring National City’s systems, operating models and controls into conformity with ours and to do so on our planned time schedule. The integration of National City’s business and operations into PNC, which will include conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC did not previously have any meaningful retail presence.

In addition to the National City transaction, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with risks, in addition to those presented by the nature of the business acquired, similar to some or all of those described above relating to the National City acquisition.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2008 and 2007, and for the years then ended, incorporated in this Prospectus by reference to The PNC Financial Services Group, Inc.’s Current Report on Form 8-K dated January 15, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the PNC Financial Services Group, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of National City Corporation that PNC acquired as of December 31, 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 (before the effects of the retrospective adjustments to the consolidated financial statements) (not incorporated herein by reference), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.). The retrospective adjustments applied to the consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers. The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 incorporated in this prospectus by reference to the January 15, 2010 Current Report on Form 8-K of PNC have been so incorporated by reference in reliance upon the reports of Deloitte & Touche LLP and PricewaterhouseCoopers given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses that will be incurred by The PNC Financial Services Group, Inc. and the Trusts in connection with the issuance and distribution of the securities being registered under this Registration Statement, other than underwriting discounts and commissions:

Registration fees	*
Legal fees and expenses	$150,000
Trustee fees and expenses	75,000
Printing	75,000
Accounting fees	225,000
Miscellaneous	25,000

Total	$550,000

*The	registrants are registering an indeterminate amount of securities under this registration statement. In accordance with rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring the payment of any registration fees until the time the securities are sold pursuant to a prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

PNC is incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (“PBCL”) provide that a Pennsylvania corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of any person who was or is a party or is threatened to be made a party to the action by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification is permitted under this provision, however, in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 of the PBCL provides, in general, that a corporation must indemnify any representative of a business corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred therein.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Our By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

Section 1747 of the PBCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against the person in any capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify such person against that liability under the provisions of the PBCL. PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

The foregoing is only a general summary of certain aspects of Pennsylvania law and PNC’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 1741, 1742, 1743, 1746 and 1747 of the PBCL and the bylaws of PNC.

The Amended and Restated Declaration of Trust of each of the PNC Capital Trusts will generally provide that PNC agrees to indemnify the (i) Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify shall survive the resignation or removal of the Institutional Trustee or the Delaware Trustee, as the case may be, and the satisfaction and discharge of the Declaration of Trust.

The Amended and Restated Declaration of Trust will also provide generally that:

(i) PNC will indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii) PNC also will indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) above, or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify PNC’s directors and their officers and the PNC Capital Trustees and/or Administrator who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to PNC or any of the PNC Capital Trusts by or on behalf of such indemnifying party.

ITEM 16.	EXHIBITS

The exhibits listed on the Exhibit Index beginning on page II-11 of this registration statement are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 17.	UNDERTAKINGS

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer, or controlling person of a Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned Registrants, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 15, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JAMES E. ROHR James E. Rohr	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2010

/S/ RICHARD J. JOHNSON Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)	January 15, 2010

/S/ SAMUEL R. PATTERSON Samuel R. Patterson	Controller (Principal Accounting Officer)	January 15, 2010

/S/ RICHARD O. BERNDT Richard O. Berndt	Director	January 15, 2010

/S/ CHARLES E. BUNCH Charles E. Bunch	Director	January 15, 2010

/S/ PAUL W. CHELLGREN Paul W. Chellgren	Director	January 15, 2010

/S/ ROBERT N. CLAY Robert N. Clay	Director	January 15, 2010

/S/ KAY COLES JAMES Kay Coles James	Director	January 15, 2010

/S/ RICHARD B. KELSON Richard B. Kelson	Director	January 15, 2010

/S/ BRUCE C. LINDSAY Bruce C. Lindsay	Director	January 15, 2010

/S/ ANTHONY A. MASSARO Anthony A. Massaro	Director	January 15, 2010

/S/ JANE G. PEPPER Jane G. Pepper	Director	January 15, 2010

/S/ DONALD J. SHEPARD Donald J. Shepard	Director	January 15, 2010

/S/ LORENE K. STEFFES Lorene K. Steffes	Director	January 15, 2010

/S/ DENNIS F. STRIGL Dennis F. Strigl	Director	January 15, 2010

/S/ STEPHEN G. THIEKE Stephen G. Thieke	Director	January 15, 2010

/S/ THOMAS J. USHER Thomas J. Usher	Director	January 15, 2010

/S/ GEORGE H. WALLS, JR. George H. Walls, Jr.	Director	January 15, 2010

/S/ HELGE H. WEHMEIER Helge H. Wehmeier	Director	January 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 15, 2010.

PNC CAPITALTRUST F

By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Administrator

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on January 15, 2010.

PNC CAPITALTRUST G

By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Administrator

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 15, 2010.

PNC CAPITALTRUST H

By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Administrator

EXHIBIT INDEX

Exhibit No.	Name of Document	Method of Filing
1.1	Form of Underwriting Agreement for Enhanced Capital Securities	*

4.1	Amended and Restated Junior Subordinated Indenture between PNC and The Bank of New York Mellon, successor to The Bank of New York, as trustee	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on February 13, 2008

4.2	First Supplemental Indenture between PNC and The Bank of New York Mellon, successor to The Bank of New York, as trustee	Incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed on February 13, 2008

4.3	Form of Junior Subordinated Debt Securities	*

4.4	Amended and Restated Certificate of Trust of PNC Capital Trust F	Incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3 filed January 11, 2007 (Registration No. 333-139913)

4.5	Certificate of Trust of PNC Capital Trust G	Incorporated herein by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 filed January 11, 2007 (Registration No. 333-139913)

4.6	Certificate of Trust of PNC Capital Trust H	Incorporated herein by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 filed January 11, 2007 (Registration No. 333-139913)

4.7	First Amended and Restated Declaration of Trust of PNC Capital Trust F	Filed herewith

4.8	Trust Agreement of PNC Capital Trust G	Filed herewith

4.9	Trust Agreement of PNC Capital Trust H	Filed herewith

4.10	Form of Amended and Restated Declaration of Trust for Capital Securities for each of the Trusts	Incorporated herein by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form S-3 filed January 11, 2007 (Registration No. 333-139913)

4.11	Form of Capital Security for each of the Trusts	Included in exhibit 4.10

4.12	Form of Guarantee with respect to the Capital Securities each of the Trusts	Incorporated herein by reference to Exhibit 4.9 of the Registrant’s Registration Statement on Form S-3 filed January 11, 2007 (Registration No. 333-139913)

5.1	Opinion of Reed Smith LLP, as to the legality of the securities being offered	Filed herewith

5.2	Opinion as to certain tax matters	*

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges	Incorporated by reference to Exhibit 12.1 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009

Exhibit No.	Name of Document	Method of Filing
12.2	Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	Incorporated by reference to Exhibit 12.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Deloitte & Touche LLP	Filed herewith

23.4	Consent of Reed Smith LLP	Included in Exhibit 5.1

23.5	Consent of Tax Counsel	*

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as Indenture Trustee under the Junior Subordinated Indenture	Filed herewith

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee under the Guarantee Agreement for the benefit of the holders of the Capital Securities of each Trust and Certain Back-Up Obligations	Filed herewith

25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Amended and Restated Declaration of Trust for PNC Capital Trust F	Filed herewith

25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Amended and Restated Declaration of Trust for PNC Capital Trust G	Filed herewith

25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Amended and Restated Declaration of Trust for PNC Capital Trust H	Filed herewith

*	To be filed as an exhibit to an amendment to this Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated herein by reference.